UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 26, 2024

VIRIOS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Milton Avenue
Alpharetta, GA 30009

(Address of Principal Executive Offices, and Zip Code)

(866) 620-8655

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VIRI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employee Salary and Director Compensation Reduction

On February 26, 2024, the Board of Directors (the “Board”) of Virios Therapeutics, Inc. (the “Company”) approved a 10% salary reduction for each employee of the Company, including each of the Company’s executive officers, effective March 1, 2024. In addition, on February 26, 2024, the Board approved a 10% reduction in the cash compensation of the non-employee members of the Board.

Stock Option Grant

In connection with the salary and compensation reductions described above, the Board approved the grant of options to purchase shares of the Company’s common stock (the “Stock Options”) pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan, as amended, to the executive officers and non-employee directors as follows:

Name	Title	Number of Options
Greg Duncan	Chairman and Chief Executive Officer	138,835
R. Michael Gendreau	Chief Medical Officer	88,085
Ralph Grosswald	Senior Vice President of Operations	62,568
Angela Walsh	Senior Vice President of Finance, Corporate Secretary and Treasurer	63,618
Abel De La Rosa	Director	3,959
Richard Burch	Director	2,917
David Keefer	Director	4,709
Richard J. Whitley	Director	4,000
John C. Thomas	Director	4,167
William L. Pridgen	Director	2,917

The grant of the Stock Options was effective on February 26, 2024, and the Stock Options will vest in full on February 26, 2025. The Stock Options have an exercise price of $0.357 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRIOS THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	Senior Vice President of Finance, Corporate Secretary and Treasurer
February 27, 2024

3